As filed with the Securities and Exchange Commission on April 22, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121
(Address of principal executive offices)
QUALCOMM INCORPORATED 2006 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
PAUL E. JACOBS
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121
(Name and address of agent for service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one:)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
CALCULATION OF REGISTRATION FEE

Title of securities to		Proposed maximum	Proposed maximum	Amount of
be	Amount to be	offering price	aggregate offering	registration
registered[1]	registered[2]	per share[3]	price[3]	fee[4]
2006 Long-Term Incentive Plan, as amended
Common Stock Par Value $.0001	13,000,000	$42.62	$554,060,000	$39,504
Common Stock Par Value $.0001 (from 1991 Stock Option Plan)	274,484	NA	NA	$0
Common Stock Par Value $.0001 (from 1998 Non-Employee Directors’ Stock Option Plan)	20,000	NA	NA	$0
Common Stock Par Value $.0001 (from 2001 Non- Employee Directors’ Stock Option Plan)	3,900	NA	NA	$0
TOTALS	13,298,384	$42.62	$554,060,000	$39,504

[1]	The securities to be registered include options and rights to acquire Common Stock.

[2]	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on April 19, 2010, as reported on the NASDAQ Global Select Market.

[4]	The additional shares to be registered by QUALCOMM Incorporated (the “Registrant”) on this Form S-8 Registration Statement under the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended (the “2006 LTIP”), include 13,000,000 newly authorized shares. The remaining 298,384 shares being registered under the 2006 LTIP are shares that were previously available for grant under the QUALCOMM Incorporated 1991 Stock Option Plan, the QUALCOMM Incorporated 1998 Non-Employee Directors’ Stock Option Plan and the QUALCOMM Incorporated 2001 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”). The Registrant previously registered such shares for issuance on Registration Statements on Form S-8 (SEC File Nos. 333-2754, 333-32013, 333-69457, 333-95291, 333-60484, 333-103497 and 333-117626). The Registrant is simultaneously filing post-effective amendments to deregister such shares from the Registration Statements on Form S-8 previously filed with respect to the Prior Plans; accordingly, the associated registration fees previously paid on these shares under the prior Registration Statements are hereby carried forward to cover a portion of the registration fee due under this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
The contents of the Registration Statements on Form S-8 listed below are incorporated by reference herein.
Registration Statements filed with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan and the former 2001 Stock Option Plan, which was amended and restated as the 2006 Long-Term Incentive Plan (SEC File No. 333-150423, filed April 24, 2008; SEC File No. 333-137692, filed September 29, 2006; SEC File No. 333-117626, filed July 23, 2004; SEC File No. 333-103497, filed February 28, 2003; and SEC File No. 333-60484, filed May 8, 2001).
Item 8.      Exhibits
                 See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 22, 2010.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to QUALCOMM Incorporated 2006 Long-Term Incentive Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs	Chairman of the Board and Chief Executive Officer	April 22, 2010
Paul E. Jacobs	(Principal Executive Officer)

/s/ William E. Keitel	Executive Vice President and Chief Financial Officer	April 22, 2010
William E. Keitel	(Principal Financial and Accounting Officer)

/s/ Barbara T. Alexander	Director	April 22, 2010
Barbara T. Alexander

/s/ Stephen M. Bennett Stephen M. Bennett	Director	April 22, 2010

Donald G. Cruickshank	Director

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	April 22, 2010

/s/ Thomas W. Horton Thomas W. Horton	Director	April 22, 2010

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Director	April 22, 2010
Director
Robert E. Kahn

/s/ Sherry Lansing Sherry Lansing	Director	April 22, 2010

/s/ Duane A. Nelles Duane A. Nelles	Director	April 22, 2010

Signature	Title	Date

/s/ Brent Scowcroft Brent Scowcroft	Director	April 22, 2010

/s/ Marc I. Stern Marc I. Stern	Director	April 22, 2010

EXHIBIT INDEX

4.1
Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 27, 2010.

4.2
Certificate of Amendment of Certificate of Designation is incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.3
Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2009.

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in signature pages to this Registration Statement)

99.1
QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, is incorporated by reference to Exhibit 10.87 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 21, 2010.